Resolution Amending the Deferred Compensation Plan (DCP)
to Appoint the BAB as Administrative Committee and
Delegating Authority to the BAB to take actions necessary to implement DCP enhancements

JOHN WILEY & SONS, INC.

WHEREAS, John Wiley & Sons, Inc. (the “Company”) maintains the Deferred Compensation Plan of John Wiley & Sons, Inc. (the “Plan”);

WHEREAS, the “Company” maintains the John Wiley & Sons, Inc. Employees’ Savings Plan (the “Savings Plan”);

WHEREAS, pursuant to Section 7.02 of the Plan, the Board of Directors reserves the right to amend said Plan from time to time, subject to certain conditions not here relevant;

WHEREAS, the Company amended (i) the Employees’ Retirement Plan of John Wiley & Sons, Inc. to freeze participation and all benefit accruals, effective as of  June 30, 2013, and (ii) the Savings Plan to provide increased employer contributions, revise the definition of plan eligible compensation and revise the eligibility requirements, effective as of July 1, 2013;

WHEREAS, the Board of the Directors of the Company deems it advisable at this time to amend the Plan, effective as of July 1, 2013, to provide a means for restoring for an employee participating in the Savings Plan the matching, basic and profit sharing contributions lost under the Savings Plan due to the application of the annual contribution and compensation limitations imposed on qualified plans by Section 415(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 401(a)(17) of the Code;

WHEREAS, Article 8 of the Plan provides that the Plan shall be administered by an Administrative Committee appointed by the Board of Directors;

WHEREAS, the Board of Directors of the Company wishes to appoint the current members of the Benefits Administration Board established pursuant to the terms of the Savings Plan as the Administrative Committee under the Plan;

WHEREAS, the Board of Directors of the Company wishes to delegate to the Administrative Committee of the Plan the authority to take any actions it deems necessary or advisable, with the advice of counsel, including amending the Plan, to effectuate the intent of these resolutions.

NOW, THEREFORE be it,

RESOLVED, that the Board of Directors of the Company hereby amends the Plan, effective as of July 1, 2013, to (1) revise the definition of Eligible Executive to provide that the designation of an employee who is eligible to make salary deferrals under said Plan shall be made by the Administrative Committee, and (2) provide that an employee participating in the Savings Plan will be credited with the matching, basic and profit sharing contributions lost under the provisions of the Savings Plan due to the application of the limitations imposed on qualified plans by Section 415(b) and/or Section 401(a)(17) of the Code;

and be it further

RESOLVED, that, effective as of July 1, 2013, the Board of Directors of the Company hereby: (i) removes the current members of the Administration Committee established pursuant to the terms of the Plan, and (ii) amends the Plan by adding the following sentence between the first and second sentence of Section 8.01(a):

“Administrative Committee” shall mean the Benefits Administration Committee appointed by the Board of Directors pursuant to the terms of the John Wiley & Sons, Inc. Employees’ Savings Plan to administer and supervise said plan.”

and be it further

RESOLVED, that the Board of Directors of the Company hereby delegates to the Administrative Committee of the Plan all power and authority to take any and all actions, including amending the Plan, as it deems necessary or appropriate to effectuate the intent of the foregoing resolution;

and be it further

RESOLVED, that it is the Company’s intention to continue to operate the Plan in compliance with the provisions of Section 409A of the Code and any regulations or other guidance issued thereunder;

and be it further

RESOLVED, that the foregoing resolutions are subject to and conditions upon said resolutions not adversely affecting the Plan continued compliance with the provisions of Section 409A of the Code.